MANAGEMENT SERVICES AGREEMENT


          This Management Services Agreement (this "Agreement") is entered into as of January 1, 1997 by and between Swisher International Group Inc., a Delaware corporation ("Swisher"), and Hay Island Holding Corporation, a Delaware corporation ("Hay Island").

                                    RECITALS

                  WHEREAS, Swisher is issuing shares of Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), to the public in an offering (the "Initial Public Offering") registered under the Securities Act of 1933, as amended;

                  WHEREAS, Hay Island beneficially owns all of the issued and outstanding Swisher Class B Common Stock, par value $0.01 per share ("Class B Common Stock") of Swisher;

                  WHEREAS, Hay Island has heretofore directly or indirectly provided certain administrative, financial, management and other services to Swisher or its Subsidiaries;

                  WHEREAS, on the terms and subject to the conditions set forth herein, Swisher desires to retain Hay Island as an independent contractor to continue to provide, directly or indirectly, certain administrative, financial, management and other services to Swisher and its Subsidiaries (as defined below) after the Closing Date (as defined below); and

                  WHEREAS, on the terms and subject to the conditions set forth herein, Hay Island desires to provide, directly or indirectly, such services to Swisher and its Subsidiaries.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hay Island and Swisher, for themselves, their successors and assigns, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

                  "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

                  "Class A Common Stock" has the meaning ascribed thereto in the recitals to this Agreement.

                  "Class B Common Stock" has the meaning ascribed thereto in the recitals to this Agreement.

                  "Closing Date" means the date of the closing of the initial sale of Class A Common Stock in the Initial Public Offering.

                  "Common Stock" means the Class B Common Stock, the Class A Common Stock and any other class of Swisher capital stock representing the right to vote generally for the election of directors.

                  "Initial Public Offering" has the meaning ascribed thereto in the recitals to this Agreement.

                  "Hay Indemnified Person" has the meaning ascribed thereto in
Section 4.3.

                  "Hay Island" has the meaning ascribed thereto in the preamble hereto.

                  "Payment Date" has the meaning ascribed thereto in Section
3.2.

                  "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

                  "Schedule A" means the schedule hereto that lists the Services to be provided by Hay Island to Swisher.

                  "Swisher" has the meaning ascribed thereto in the preamble hereto.

                  "Swisher Entities" means Swisher and its Subsidiaries and "Swisher Entity" shall mean any of the Swisher Entities.

                  "Swisher Indemnified Person" has the meaning ascribed thereto in Section 4.4.

                  "Services Cost" has the meaning ascribed thereto in Section
3.1.

                  "Services" has the meaning ascribed thereto in Section 2.1.

                  "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof.

                  Section 1.2. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE II

                          PURCHASE AND SALE OF SERVICES

                  Section 2.1.  Purchase and Sale of Services.

                  (a) On the terms and subject to the conditions of this Agreement and in consideration of the Services Cost described below, Hay Island agrees to provide to Swisher, or procure the provision to Swisher of, and Swisher agrees to purchase from Hay Island, the services described in Schedule A, as such schedule is amended from time to time (the "Services").

                  (b) It is understood that Services to be provided to Swisher under this Agreement will, at Swisher's request, be provided to Subsidiaries of Swisher.

                                   ARTICLE III

                          SERVICES COST; OTHER CHARGES

                  Section 3.1.  Services Cost Generally.

                  (a) Swisher agrees to pay a fee (the "Services Cost") to Hay Island for the services that Hay is providing to Swisher (plus any and all applicable sales tax) pursuant to this Agreement. The Services Cost for the year ended December 31, 1997 is $925,000. On each annual anniversary date of this Agreement, the Services Cost shall be increased or decreased to reflect the agreed upon allocation of Hay Island's costs for the services performed for the next calendar year, provided that any increase in the annual amount payable hereunder will be limited to percentage increase based on the percentage increase in Consumer Price Index for All Urban Consumers, Northeast for the preceding calendar year.

                  Section 3.2.  Invoicing and Settlement of Costs.

                  (a) Hay Island will invoice Swisher on a monthly basis (not later than the fifth day of each month) an amount equal to one-twelfth of Services Cost due under Section 3.1 (a).

                  (b) Swisher agrees to pay each invoice on or before 30 days after the date on which it receives Hay Island's invoices of the Services Cost (each, a "Payment Date"), by check or wire transfer payable to the order of Hay Island, or by wire transfer to a bank account located in the United States and without set off. If Swisher fails to pay any monthly payment within 90 days of the relevant Payment Date, Swisher shall be obligated to pay, in addition to the amount due on such Payment Date, interest on such amount at the Prime Rate as published in the Wall Street Journal on the date of the Hay Island invoice for the unpaid amount.

                                   ARTICLE IV

                                  THE SERVICES

                  Section 4.1. General Standard of Service. Except as otherwise agreed with Swisher or described in this Agreement, and provided that Hay Island is not restricted by contract with third parties or applicable law, Hay Island agrees that the nature, quality, and standard of care applicable to the delivery of the Services hereunder will be substantially the same as that of the Services which Hay Island provides from time to time throughout its businesses and as would be obtainable form unrelated third parties.

                  Section 4.2. Limitation of Liability. Swisher agrees that none of Hay Island and its Subsidiaries and their respective directors, officers, agents, and employees (each, a "Hay Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to Swisher or any of its Subsidiaries for or in connection with the Services rendered or to be rendered by any Hay Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Hay Indemnified Person's actions or inactions in connection with any such Services or transactions, except for damages which have resulted from such Hay Indemnified Person's gross negligence or willful misconduct in connection with any such Services, actions or inactions.

                  Section 4.3. Indemnification of Hay Island by Swisher. Swisher agrees to indemnify and hold harmless each Hay Indemnified Person from and against any damages, and to reimburse each Hay Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation (collectively, "Actions"), whether or not in connection with pending or threatened litigation and whether or not any Hay indemnified Person is a party, arising out of or in connection with Services rendered or to be rendered by any Hay Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Hay Indemnified Person's actions or inactions in connection with any such Services or transactions; provided that Swisher will not be responsible for any damages of any Hay Indemnified Person that have resulted from such Hay Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions, or Services referred to above.

                  Section 4.4. Indemnification of Swisher by Hay Island. Hay Island agrees to indemnify and hold harmless Swisher and its Subsidiaries and their respective directors, officers agents, and employees (each, a "Swisher Indemnified Person") from and against any damages, and to reimburse each Swisher Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, or defending any Action , whether or not in connection with pending or threatened litigation and whether or not any Swisher Indemnified Person is a party, arising out of the gross negligence or willful misconduct of any Hay Indemnified Person in connection with the Services rendered or to be rendered pursuant to this Agreement.

                                    ARTICLE V

                              TERM AND TERMINATION

                  Section 5.1. Term. Except as otherwise provided in this
Article V or in Section 6.4 or as otherwise agreed in writing by the parties, this Agreement shall have an initial term of five years from the Closing Date, and will be renewed automatically thereafter for successive one-year terms unless either Swisher or Hay Island elects not to renew this Agreement upon not less than six-months' prior written notice.

                  Section 5.2.  Termination.

                  (a) This Agreement will be subject to early termination by either Swisher or Hay Island upon six months' written notice if Hay Island ceases to own shares of Common Stock representing more than 50% of the combined voting power of the Common Stock of Swisher.

                  (b) Hay Island may terminate any affected Service at any time if Swisher shall have failed to perform any of its material obligations under this Agreement relating to such Service, Hay Island has notified Swisher in writing of such failure, and such failure shall have continued for a period of 60 days after receipt of Swisher of notice of such failure.

                  (c) Swisher may terminate any affected Service at any time if Hay Island shall have failed to perform any of its material obligations under this Agreement relating to any such Service, Swisher has notified Hay Island in writing of such failure and such failure shall have continued for a period of 60 days after receipt by Hay Island of notice of such failure.

                  (d) Each of Swisher and Hay Island agrees that prior to exercising its rights under this Section it will consult for a reasonable period with the other party in advance of such termination as to its implementation.

                  Section 5.3.  Effect of Termination.

                  (a) Other than as required by law, upon termination of any Service pursuant to Section 5.1 or Section 5.2, and upon termination of this Agreement in accordance with its terms, Hay Island will have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and Swisher will have no obligation to pay any fees relating to such Services or make any other payments hereunder; provided that notwithstanding such termination, (i) Swisher shall remain liable to Hay Island for fees owed and payable in respect of Services provided prior to the effective date of the termination; (ii) Hay Island shall continue to charge Swisher for administrative and program costs incurred prior to the termination of any Service and other services required to be provided after the termination of such Service and Swisher shall be obligated to pay such expenses in accordance with the terms of this Agreement, and (iii) the provisions of Article IV, V and VI shall survive any such termination.

                  (b) Following termination of this Agreement with respect to any Service, Hay Island and Swisher agree to cooperate in providing for an orderly transition of such Service to Swisher or to a successor service provider.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1. Future Litigation and other Proceedings. In the event that Swisher (or any of its officers or directors) or Hay Island (or any of its officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreements (as to indemnification or otherwise), the party (and its officers and directors) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the other party's expense, with any reasonable requests by the other party for assistance in connection with such litigation or other proceedings (including by way of provision of information and making available of employees as witnesses). In the event that Swisher (or any of its officers or directors) and Hay Island (or any of its officers or directors) at any time after the date hereof initiate or become subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreements (as to indemnification or otherwise), each party (and its officers and directors) shall, at their own expense, coordinate their strategies and actions with respect to such litigation or other proceedings to the extent such coordination would not be detrimental to their respective interests and shall comply, at the expense of the requesting party, with any reasonable requests of the other party for assistance in connection therewith (including by way of provision a information and making available of employees as witnesses).

                  Section 6.2. No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

                  Section 6.3.  Force Majeure.

                  (a) For purposes of this Section, "force majeure" means an event beyond the control of either party, which by its nature could not have been foreseen by such party, or if it could have been foreseen, was unavoidable, and includes without limitation acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.

                  (b) Neither party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of force majeure, provided always that such party shall have exercised all due diligence to minimize to the greatest extent possible the effect of force majeure on its obligations hereunder.

                  (c) Promptly on becoming aware of force majeure causing a delay in performance or preventing performance of any obligations imposed by this Agreement (and termination of such delay), the party affected shall give written notice to the other party giving details of the same, including particulars of the actual, and it applicable, estimated continuing effects of such force majeure on the obligations of the party whose performance is prevented or delayed. If such notice shall have been duly given and actual delay resulting from such force majeure shall be deemed not to be a breach of this Agreement, and the period for performance of the obligation, to which it relates shall be extended accordingly, provided that if force majeure results in the performance of a party being delayed by more than 60 days, the other party shall have the right to terminate this Agreement with respect to any Service effected by such delay forthwith by written notice.

                  Section 6.4. Entire Agreement. This Agreement (including Schedule A constituting a part of this Agreement) and any other writing signed by the parties that specifically references this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  Section 6.5. Information. Subject to applicable law and privileges, each party hereto covenants and agrees to provide the other party with all information regarding itself and transactions under this Agreement that the other party reasonably believes are required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

                  Section 6.6. Notices. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand, facsimile transmission, intercompany mail, or mail, to the following, addresses:

                                    (a)    If to Swisher, to;

                                           Swisher International Group Inc.
                                           459 East 16th Street
                                           P.O. Box 2230
                                           Jacksonville, FL 32203

                                           Phone:  904-353-4311
                                           Fax:    904-358-9334

                                    (b)    If to Hay Island, to

                                           Hay Island Holding Corporation
                                           20 Thorndal Circle
                                           Darien, CT  06820

                                           Phone:  203-656-8000
                                           Fax:    203-656-3151

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

                  Section 6.7. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive internal laws of the State of Delaware.

                  Section 6.8. Should any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

                  Section 6.9. Amendment. This Agreement may only be amended by a written agreement executed by both parties hereto.

                  Section 6.10. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.


                                         SWISHER INTERNATIONAL GROUP INC.


                                         By: /s/ William T. Ziegler
                                             ------------------------------
                                             Name: William T. Ziegler
                                             Title: Chief Operating Officer


                                         HAY ISLAND HOLDING CORPORATION


                                         By: /s/ William Ziegler, III
                                             -----------------------------
                                             Name: William Ziegler, III
                                             Title: Chief Executive Officer

                         Services Agreement - Schedule A

            Service
------------------------------------------------

      Treasury and Cash Management
        (including loans and investments)
      Corporate Finance
      Corporate Development
      Risk Management
        (including liability, property, casualty and fiduciary insurance)
      Corporate Secretarial Services
      Marketing Data Services
      Governmental Affairs and Regulation
      Human Resources, Executive Compensation,
        General Compensation and Benefit Programs
      Investor and Public Relations
      General Real Estate Services
      International Expansion Services
      Transportation Services
      Corporate, Administrative
        and General Services